Change Finance U.S. Large Cap Fossil Fuel Free ETF

PROXY CARD

SIGN, **DATE** AND **VOTE** ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

SAMPLE

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-866-745-0265 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 123456789012

Change Finance US Large Cap Fossil Fuel Free ETF

a series of ETF Series Solutions

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 4, 2022

The undersigned, revoking all Proxies heretofore given, hereby appoints Michael A. Castino, Kristina R. Nelson, Kristen M. Weitzel, Isabella K. Zoller, and Alyssa M. Bernard as Proxy of the undersigned, with full power of substitution to each, to vote on behalf of the undersigned all shares of Change Finance US Large Cap Fossil Fuel Free ETF (the "Fund"), that the undersigned is entitled to vote at the special meeting of shareholders, and at any adjournment(s) thereof, to be held at 11:00 a.m., Central Time, on March 4, 2022 at 615 East Michigan St., Milwaukee, WI 53202.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-866-745-0265**. **Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time**.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on March 4, 2022. The proxy statement for this meeting is available at: https://vote.proxyonline.com/etfss/docs/proxy.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

Change Finance US Large Cap Fossil Fuel Free ETF

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. Please sign your name exactly as it appears on this card. If you are a joint owner, any one of you may sign. When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such. If you are signing for a corporation, please sign the full corporate name and indicate the signer's office. If you are a partner, sign in the partnership name.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Trustees, and the proposal has been unanimously approved by the Board of Trustees and recommended for approval by shareholders. **THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.**

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

Proposal	FOR	AGAINST	ABSTAIN
1. Approval of an Agreement and Plan of Reorganization by and between ETF Series Solutions, on behalf of the Change Finance U.S. Large Cap Fossil Fuel Free ETF (the "Acquired Fund"), and Investment Managers Series Trust II, on behalf of AXS Change Finance ESG ETF (the "Acquiring Fund") pursuant to which the Acquired Fund would (i) transfer all of its assets to the Acquiring Fund in exchange solely for newly issued shares of the Acquiring Fund (and cash with respect to fractional shares, if any) and the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund and (ii) immediately distribute such newly issued shares of the Acquiring Fund (and cash with respect to fractional shares, if any) to the Acquired Fund shareholders.	○	○	○

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]